Rowan Reports Second Quarter 2013 Results

HOUSTON, Aug. 6, 2013 /PRNewswire/ -- For the three months ended June 30, 2013, Rowan Companies plc ("Rowan" or the "Company") (NYSE: RDC) generated net income from continuing operations of $82.8 million, or $0.67 per share, compared to $50.8 million, or $0.41 per share in the second quarter of 2012. The second quarter of 2013 includes a $12.5 million after-tax gain, or $0.10 per share on the sale of a 116-C class jack-up rig (Rowan-Paris). Excluding the sale of the Rowan-Paris, net income from continuing operations was $70.3 million, or $0.57 per share.

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Rowan's revenues were $408.9 million in the second quarter of 2013, up 16% over the prior-year quarter due primarily to higher average day rates and higher utilization between periods.

Matt Ralls, Chief Executive Officer, commented, "In addition to our strong second quarter operating results, we are very pleased to have recently received contracts for our second and third ultra-deepwater newbuild drillships at attractive rates. Our backlog is at an all-time high and we are optimistic that we will have our fourth newbuild drillship contracted in the coming months. Our high-spec jack-ups continue to roll over to new contracts at higher rates, which along with earnings from our newbuild drillships should provide strong earnings growth in 2014 and 2015."

Rowan will conduct its earnings conference call on Tuesday, August 6, 2013, at 10:00 a.m. Central Time. Interested parties are invited to listen to the call by telephone or over the Internet. Individuals who wish to participate on the conference call by telephone can dial (877) 869-3847, or internationally (201) 689-8261. You should dial-in approximately five to 10 minutes prior to the scheduled start time. Alternatively, to access the online simulcast and rebroadcast of the conference call, please visit Rowan's website at www.rowancompanies.com. You should connect to our website at least 15 minutes prior to the conference call to register, download and install any necessary software.

Rowan Companies plc is a major provider of international and domestic contract drilling services with a leading position in high-specification jack-up rigs. The Company's fleet of 30 jack-up rigs is located worldwide, including the Middle East, the North Sea, Trinidad, Southeast Asia and the Gulf of Mexico. Rowan will enter the ultra-deepwater market with four high-specification drillships expected to be delivered starting in late 2013. The Company's Class A Ordinary Shares are traded on the New York Stock Exchange under the symbol "RDC". For more information on the Company, please visit www.rowancompanies.com.

Statements herein that are not historical facts are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs and future expected business, financial performance and prospects of the Company. These forward-looking statements are based on our current expectations and are subject to certain risks, assumptions, trends and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. Among the factors that could cause actual results to differ materially include oil and natural gas prices, the level of offshore expenditures by energy companies, variations in energy demand, changes in day rates, cancellation by our customers of drilling contracts or letter agreements or letters of intent for drilling contracts or the exercise of early termination provisions, risks associated with fixed cost drilling operations, cost overruns or delays on shipyard repair, construction or transportation of drilling units, maintenance and repair costs, costs or delays for conversion or upgrade projects, operating hazards and equipment failure, risks of collision and damage, casualty losses and limitations on insurance coverage, customer credit and risk of customer bankruptcy, conditions in the general economy and energy industry, weather conditions and severe weather in the Company's operating areas, increasing complexity and costs of compliance with environmental and other laws and regulations, changes in tax laws and interpretations by taxing authorities, civil unrest and instability, terrorism and hostilities in our areas of operations that may result in loss or seizure of assets, the outcome of disputes and legal proceedings, effects of the change in our corporate structure, and other risks disclosed in the Company's filings with the U.S. Securities and Exchange Commission. Each forward-looking statement speaks only as of the date hereof, and the Company expressly disclaims any obligation to update or revise any forward-looking statements, except as required by law.\

ROWAN COMPANIES plc
CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited (In Millions)

	JUNE 30,	DECEMBER 31,
	2013	2012

ASSETS

Cash and cash equivalents	$ 1,005.9	$ 1,024.0
Accounts receivable	470.3	423.8
Other current assets	87.2	81.8
Assets of discontinued operations	23.6	23.0
Total current assets	1,587.0	1,552.6
Property, plant and equipment - net	6,210.1	6,071.7
Other assets	67.7	75.2
TOTAL	$ 7,864.8	$ 7,699.5

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable	$ 77.6	$ 83.0
Other current liabilities	155.9	189.8
Liabilities of discontinued operations	21.3	21.3
Total current liabilities	254.8	294.1
Long-term debt	2,009.2	2,009.6
Other liabilities	897.3	864.1
Stockholders' equity	4,703.5	4,531.7
TOTAL	$ 7,864.8	$ 7,699.5

ROWAN COMPANIES plc
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited (In Millions Except Per Share Amounts)

	THREE MONTHS		SIX MONTHS
	ENDED JUNE 30		ENDED JUNE 30
	2013	2012	2013	2012

REVENUES	$ 408.9	$ 351.0	$ 803.1	$ 684.5

COSTS AND EXPENSES:
Operations	216.0	188.1	425.5	370.2
Depreciation and amortization	66.5	61.3	131.1	120.3
Selling, general and administrative	33.3	25.1	62.7	48.2
(Gain)/loss on disposals of property and equipment	(19.2)	(2.0)	(18.9)	(2.1)
Material charges and other expenses	-	8.1	-	12.7
Total	296.6	280.6	600.4	549.3
INCOME FROM OPERATIONS	112.3	70.4	202.7	135.2
Net interest and other income	(17.8)	(24.7)	(36.8)	(34.5)
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	94.5	45.7	165.9	100.7
Provision (credit) for income taxes	11.7	(5.2)	14.9	(5.7)
NET INCOME FROM CONTINUING OPERATIONS	82.8	50.9	151.0	106.4
Discontinued operations, net of tax	-	(1.5)		(7.4)
NET INCOME	$ 82.8	$ 49.4	$ 151.0	$ 99.0

PER SHARE AMOUNTS:
Income from continuing operations	$ 0.67	$ 0.41	$ 1.21	$ 0.86
Discontinued operations, net of tax	$ -	$ (0.01)	$ -	$ (0.06)
Net income	$ 0.67	$ 0.40	$ 1.21	$ 0.80

AVERAGE DILUTED SHARES	124.4	123.8	124.3	123.7

ROWAN COMPANIES plc
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited (In Millions)

	SIX MONTHS
	ENDED JUNE 30
	2013	2012
CASH PROVIDED BY (USED IN):
Operations:
Net income	$ 151.0	$ 99.0
Adjustments to reconcile net income to net
cash provided by operations:
Depreciation and amortization	131.1	120.3
Deferred income taxes	(1.0)	4.8
Gain on disposals of assets	(18.9)	(2.1)
Other - net	23.4	(3.1)
Net changes in current assets and liabilities	(71.3)	(68.2)
Net changes in other noncurrent assets and liabilities	20.0	12.1
Net cash provided by operations	234.3	162.8

Investing activities:
Property, plant and equipment additions	(298.7)	(290.8)
Proceeds from disposals of property, plant and equipment	42.1	9.2
Change in Restricted cash	-	(9.4)
Net cash used in investing activities	(256.6)	(291.0)

Financing activities:
Proceeds from borrowings	-	493.4
Repayments of borrowings	-	(139.6)
Proceeds from equity compensation plans and other	4.2	1.1
Net cash provided by (used in) financing activities	4.2	354.9

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(18.1)	226.7
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	1,024.0	438.9
CASH AND CASH EQUIVALENTS, END OF PERIOD	$ 1,005.9	$ 665.6

ROWAN COMPANIES plc
SUPPLEMENTAL OPERATING INFORMATION
Unaudited

	THREE MONTHS ENDED
	June 30,	March 31,	June 30,
	2013	2013	2012

RIG DAYS:
Operating	2,313	2,230	2,217
Out of service (shipyard/transit/inspections/other)	217	260	313
Operational downtime (off rate during rig operations)	18	30	18
Cold stacked	248	270	273

Total available	2,796	2,790	2,821

Utilization	83%	80%	79%
Utilization (excluding cold-stacked rigs)	91%	88%	87%

AVERAGE DAY RATES (in thousands):
North Sea	$ 256.8	$ 267.2	$ 234.5
Middle East	137.7	135.4	130.8
Gulf of Mexico	137.1	132.5	119.1
All rigs	172.8	173.2	154.0

OPERATIONS COSTS AND EXPENSES (in millions):
Personnel (a)	$ 138.3	$ 128.8	$ 113.9
Repairs and maintenance	35.3	38.0	32.3
Insurance	8.3	8.3	8.1
Rig moves	8.0	7.4	8.4
All other	17.2	19.2	15.9
Subtotal (excluding rebillables)	$ 207.1	$ 201.7	$ 178.6
Rebillables (equally offset with rebillable revenue)	8.9	7.8	9.5

Total	$ 216.0	$ 209.5	$ 188.1

(a) Includes labor, fringes, training, travel and catering costs.

CONTACT: Suzanne M. Spera, Director, Investor Relations, (713) 960-7517, sspera@rowancompanies.com